UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2025

Pillarstone Capital REIT
(Exact name of registrant as specified in its charter)

Maryland	001-15409	39-6594066
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9825 E Bell Rd., Suite 130 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 747-9997

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01         Changes in Registrant’s Certifying Accountant.

(a)         Resignation of Independent Registered Public Accounting Firm Upon Business Combination

On July 22, 2025, the registrant was notified that the personnel of Pannell Kerr Forster of Texas, P.C. (“PKF”) would join Withum Smith+Brown, PC, and as a result, PKF would no longer be the registrant’s independent registered public accounting firm effective the close of business on July 31, 2025. PKF was engaged for the audit of the 2022 fiscal year financial statements (the “2022 Consolidated Financial Statements”), which was completed in July 2025.

As the registrant previously disclosed in its Form 8-K filed on July 25, 2022, the registrant received written notice on July 19, 2022 from Whitestone REIT, on behalf of Whitestone TRS, Inc. (“Whitestone TRS”), terminating the management agreements for the eight real estate assets then-owned by the registrant’s subsidiaries (the “Real Estate Assets”). Whitestone TRS is a subsidiary of Whitestone REIT, which is the general partner and majority owner of Whitestone REIT Operating Partnership, L.P. (“Whitestone OP,” and together with Whitestone TRS and Whitestone REIT, “Whitestone”), which at the time was the holder of 81.4% of the total outstanding Class A units representing limited partnership interests in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone OP,” and together with the registrant, “Pillarstone”). Substantially all of the registrant’s business is conducted through Pillarstone OP. The registrant is the sole general partner of Pillarstone OP.

In addition to property management services, the management agreements provided for Whitestone TRS to provide such services, or in certain cases contracting with other providers to perform such services, as:

•	maintain monthly accounting records and provide monthly operating statements for each Real Estate Asset;
•	assist in the preparation of the annual tax returns for Pillarstone, Pillarstone OP and the owners of the Real Estate Assets; and
•	assist in the preparation of the Pillarstone SEC financial reports and other filings.

The registrant worked diligently to restore normal operations and leasing activities following Whitestone’s unanticipated termination of its managerial services. Many of the registrant’s actions were affected by a lack of usable information being made available to it by Whitestone on a timely basis. Prior to receiving the termination notice, the registrant had anticipated an orderly transition of the management of the Real Estate Assets over an appropriate timeframe, particularly as Whitestone OP owned 81.4% of Pillarstone OP as a non-controlling limited partner at that time.

Whitestone did not provide the operation and financial database of the registrant’s information, nor did Whitestone cooperate to provide for an orderly transition of its contracted responsibilities. The services under the management agreements were extensive and material to the operation of the registrant’s business and its accounting and financial reporting. The management functions, as operated by Whitestone, were deeply co-mingled with Whitestone’s management functions for its own business and were difficult, expensive and time-consuming to separate. As a result, the registrant was materially and adversely affected by Whitestone’s abrupt termination of the management agreements, its incomplete and inadequate delivery of books and records and other materials required to be delivered under the management agreements, and the failure to provide for an appropriate transition. The registrant had no way to continue its accounting and financial reporting responsibilities as a public company. Further, for several months following the abrupt termination of services by Whitestone, the registrant was unable to systematically invoice its tenants and pursue collection of delinquent accounts as an independent, internally managed company. In addition, several vendor service contracts were tied to Whitestone and the pricing of services was based on the combination of Pillarstone and Whitestone. The transition caused Pillarstone to obtain separate services, which caused disruption to its business and higher costs. In other cases, Whitestone obligated Pillarstone to long-term contracts for essential services that it could not easily replace.

Specifically, Whitestone:

•
removed the registrant’s access to all operations, accounting, and financial reporting systems intentionally causing harm to landlord-tenant relations at all of its properties. They immediately ceased daily accounting responsibilities and exported the registrant’s general ledger history into disparate and unorganized Microsoft Excel files;

•
copied more than 27,000 files into poorly organized and incomplete electronic folders containing Adobe PDF, Microsoft Excel and other file formats not easily available, and in some situations not readable by industry standard software, as source documents or historical filings and accounting records;

•	ceased daily managerial responsibilities without documentation of key processes and communicating the status of incomplete items;
•	neglected routine proper maintenance of the Real Estate Assets while under their management; and
•
left the Real Estate Assets with numerous tenant life and health safety concerns requiring the registrant’s immediate attention to correct; specifically, infestations, long ignored roof leaks causing property and mold damage, and electrical, water and security systems neglect.

Within days after the termination of the management agreements by Whitestone, the registrant internalized management and began to manage its Real Estate Assets and its business without an external management company. The registrant’s board of trustees immediately hired an experienced executive management team with prior experience working with its property portfolio and its leadership team quickly began:

•	recruiting and engaging consultants and employees for maintenance and leasing of the Real Estate Assets;
•	evaluating the life safety and deferred maintenance issues that arose and were inadequately addressed, if at all, by Whitestone during the term of the management agreements;
•
communicating with tenants and vendors regarding the change in management. The abrupt termination of the management agreements caused some confusion among tenants and vendors regarding payment issues and responsibility to take actions. The registrant learned that many tenants were not pleased with the services they received from Whitestone during the term of the management agreements and have tried to assure the tenants that the internalization of management will lead to improvements for them. In addition, the registrant began transitioning vendor relationships from entangled transactions with Whitestone properties arising from arrangements and contracts Whitestone entered into during the term of the management agreements. For example, on August 19, 2022, Whitestone dropped the registrant’s properties from their insurance, and the registrant obtained a separate insurance and risk management package; and

•
evaluating the redevelopment plans available to the registrant that were developed but left dormant during the term of the management agreements. Whitestone neglected to provide the registrant with all of the redevelopment plans for its property portfolio.

As a result of Whitestone’s unwillingness to have a collaborative and planned transition, the registrant was unable to timely file its annual and quarterly reports with the SEC. The registrant has been working to resume timely filing of its current, quarterly and annual reports under the Securities Exchange Act of 1934, as amended, and to continue to file any delinquent reports.

As a result of the foregoing, as of August 1, 2025, PKF did not complete an audit of, or provide a report on, the registrant’s financial statements for any of the fiscal years ended December 31, 2023, 2024 and 2025.

During the registrant's two most recent fiscal years when PKF was the registrant’s independent registered public accounting firm and any subsequent interim period through July 31, 2025, there were no (i) disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PKF, would have caused PKF to make reference to the subject matter of the disagreement(s) in connection with its report, and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

PKF’s report on the 2022 Consolidated Financial Statements included a paragraph stating that the registrant’s litigation, bankruptcy and subsequent sale of its real estate assets raises substantial doubt about the registrant’s ability to continue as a going concern, but the 2022 Consolidated Financial Statements did not include any adjustments that might result from the outcome of this uncertainty.

PKF’s report also included a critical audit matter arising from the audit of the 2022 Consolidated Financial Statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved PKF’s especially challenging, subjective, or complex judgments. PKF’s report stated that the communication of the critical audit matter did not alter in any way its opinion on the 2022 Consolidated Financial Statements, taken as a whole, and PKF was not, by communicating the critical audit matter, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

As described in Note 1 to the 2022 Consolidated Financial Statements, management reviews properties for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines if an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the estimated residual value of the property, with the carrying cost of the property. Actual results could differ from estimates supporting the registrant’s impairment analysis. If management’s analysis indicates an impairment, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. As of December 31, 2022, the registrant had $47 million in real estate assets, net of accumulated depreciation, with no impairment recognized for the year ended December 31, 2022.

PKF identified management’s impairment assessment as a critical audit matter primarily because of the significant estimates involved in management’s impairment analysis, as these estimates resulted in audit procedures involving a high degree of auditor judgment and subjectivity and challenges in obtaining and evaluating audit evidence.

PKF’s testing procedures to address this critical audit matter included the following:

•
obtaining an understanding of the registrant’s internal control over financial reporting applicable to management’s impairment assessment, including controls pertaining to management’s estimates supporting the impairment analysis;

•	evaluating the methodology used by management in its impairment analysis; and
•	comparing the carrying value of the real estate assets as of December 31, 2022 to their subsequent sales prices.

The registrant has provided PKF a copy of the disclosures in this Form 8‐K and has requested that PKF furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PKF agrees with the registrant’s statements in this Item 4.01(a). A copy of PKF’s letter will be provided as an exhibit to an amendment to this Form 8-K.

(b)         Appointment of New Independent Registered Public Accounting Firm

On August 23, 2025, the registrant, with the approval of the Audit Committee of board of trustees of the registrant, engaged M&K CPAS, PLLC as the registrant’s independent registered public accounting firm to provide services for the years ended December 31, 2023 and December 31, 2024. During the registrant's two most recent fiscal years prior to M&K CPAS, PLLC’s engagement and any subsequent interim period through August 23, 2025, neither the registrant nor anyone acting on its behalf consulted with M&K CPAS, PLLC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and either a written report was provided to the registrant or oral advice was provided that M&K CPAS, PLLC concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
104	Cover Page Interactive File (the cover page tabs are embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2026	Pillarstone Capital REIT By: /s/ Bradford D. Johnson Bradford D. Johnson President and Chief Executive Officer